GENERAL PARTNER'S PAYMENT CERTIFICATE
                   	(First Installment)
	Certificate, dated as of March 11, 1998 (this
"Certificate"), of WPB II, L.P., a Pennsylvania limited partnership ("WPB") (the "General Partner").

	This Certificate is delivered pursuant to the provisions of
Section 5.1 of the First Amended and Restated Agreement of Limited Partnership dated as of March 11, 1998 (the "Partnership
Agreement") of NEIGHBORHOOD RESTORATIONS LIMITED PARTNERSHIP, VII
(the "Partnership").

	The undersigned hereby certify that:

	(i)     The General Partner has satisfied and
continues to satisfy all of its material obligations under the Partnership Agreement.

		(ii)    The covenants, representations and
warranties set forth in Sections 6.5 and 6.6 of the Partnership
Agreement are true and correct as of the date hereof.

		(iii) The Partnership is not in default under any of the Project Documents or any other material obligation of the Partnership.

		(iv)    The covenants, representations and
warranties set forth in the Tax Certificate issued by the General
Partner to BOSTON CAPITAL TAX CREDIT FUND IV L.P. and dated as of March 11, 1998 are correct as of the date hereof in all material respects.

		(v)     The facts and representations set forth
in the Fact Sheet attached hereto as Exhibit A are true and correct as of the date hereof.

		(vi)    Each of the conditions precedent to the
payment of the First Installment (as such term is defined in the Partnership Agreement) has been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the day and year set forth above.

GENERAL PARTNER:

WPB II, L.P., a Pennsylvania limited
partnership, by its general partner,
WPB II, Inc., a Pennsylvania
corporation

By:/s/

                                                               	Exhibit A
                           	FACT SHEET


NEIGHBORHOOD RESTORATIONS LIMITED
PARTNERSHIP, VII

	1.	Sources and Uses of Funds

SOURCES OF FUNDS                       APPLICATIONS OF FUNDS

Permanent Loan        $2,600,000     Land                 $302,348
Grant                   $216,000     Construction Hard  $4,265,000
                                     Costs
Investment Limited    $3,816,835     Construction Soft  $1,289,049
Partner Capital                      Costs

General Partner             $100     Construction         $201,538
Capital                              Contingency

Deferred                       0     Development Fee      $575,000
Development Fee

Total                 $6,632,935     Total              $6,632,935

2.   Financing

     Construction

     A.   Lender                    Royal Bank of Pennsylvania
     B.   Mortgage Amount           $4,100,000
     C.   Note Date:                April 15, 1997
     D.   Interest Rate:            April 15, 1997
     E.   Amortization:             Interest only (15-amortization on
                                    an extension)

     F.   Maturity Date:            July, 1998 (extendable for up to
                                    five years

     G.   Guarantors:

     Permanent

     A.   Lender:                    Collaborative Lending Initiative, Inc.
     B.   Mortgage Amount:           $2,600,000
     C.   Note Date:                 To be determined
     D.   Interest Rate:             10-year Treasuries plus 2.75%
     E.   Amortization:              15 years
     F.   Maturity Date:             15 years
     G.   Guarantors:                None

 3.  Eligible Basis:                 $5,496,553

 4.  Qualified Basis:                $7,145,519
     (130% of Eligibe Basis0

 5.  GP Capital Contribution:        $100

 6.  Type of Credit:                 9%, New Construction and Rehabilitation

7.   Rent-up Schedule:

      100% by March 1, 1998

8.   Project Credit to
     Investment Partnership:

9.   Total Projected Credit:

     A.  $439,156 for 1998,
     B. $526,987 per annum for each of the years 1999 through 2007 (inclusive), and
     C.  $87,831 for 2008

10.  Tax Credit Application:

     A.  Reservation Date:   October 9, 1996
     B.  Reservation Amount: $528,826/year
     C.  Carryover Allocation Date:  December 12, 1996
     D.  Carryover Allocation:  $526,987/year
     E.  Tax Credit Rate on 8609:  8.6%

11.  A.  Name:  Neighborhood Restorations
     B.  Address:  44 Scattered Sites
     C.  County:
     D.  MSA:  West Philadelphia
     E.  Type of Project:  Multifamily

12.   Median Income:  ($44,000 (Family of four)

13.  Kind of Apartments

Number of   Number of     Total      Basic           Utility
Bedrooms      Units     Sq. Ft.      Rent            Allowance

1BR              5     1,000/unit   $500/month          $
2BR             10     1,200/unit   $538/month          $
2BR             10     1,200/unit   $600/month          $
3BR             23     1,315/unit   $619/month          $
3BR             23     1,315/unit   $764/month          $
4BR              1     1,000/unit   $685/month          $

	14.	Rental Assistance:                      N/A
	15.	Annual Operating Expense:               $143,448
                                             (plus 3%annual
		   (beginning 1998)                         inflation)

16.	Replacement Reserve Account:             $14,400/year
			 (beginning 1998)

17.	Maximum Yearly Distribution of
     Cash Flow permitted:                    N/A

18.	Amount of Asset Management Fee
     to Boston Capital:                      $7,500/year
     (commencing 1998)

19.	Amount of Total Depreciable Base
    Allocated to Personal Property: $114,251

20.	Completion Date:                        March 31, 1998
    (anticipated)

21.	Total Capital Contribution of
 			Investment Partnership:                 $3,816,835

22. Schedule of Capital Contributions

    Amount       Installment   	Conditions on Capital
	                                   Contributions
$202,094         First        on the Admission Date

$3,226,741       Second       on the latest of (A) the
                              Completion Date, (B) Cost
                              Certification, (C) receipt of
                              an updated Title Policy in
                              form and substance
                              satisfactory to the Special
                              Limited Partner, (D) receipt
                              by the Investment Limited
                              Partner of the Contractor Pay-
                              Off Letter, (E) receipt by the
                              Investment Limited Partner of
                              an Estoppel Letter from each
                              Lender or (F) satisfaction of
                              the Due Diligence
                              Recommendations

$380,500   Third              on the latest of (A) the
                              Initial 100% Occupancy Date,
                              (B) Permanent Mortgage
                              Commencement, (C) State
                              Designation or (D) Rental
                              Achievement

$7,500     Fourth             upon the receipt by the
                              Investment Limited Partner of
                              a copy of the properly filed
                              Partnership federal income tax
                              return and an audited
                              Partnership financial
                              statement for the year in
                             which Rental Achievement
                             occurs

	23.	Fees and Special Distributions to be paid from
Capital Contributions:

$_________ of the Development Fee is
anticipated to be paid out of Capital Contributions

	24.	General Partner:        WPB II, Inc.
	    Contact: James Levin
	    Address: c/o Prime Property
              Management, Inc.
              8300 Westchester Pike
              Upper Darby, PA  19082
Telephone: (215) 653-7985
Fax: (610) 853-3506

25.	Ownership Interests:

Partner                     Normal      Capital        Cash      Tax
                         Operations   Transactions     Flow     Credits

General Partner              0.9%      89.999%         90%       0.1%
Investment Limited Partner

26.	Management Agent:     PrimeProperty Management, Inc.
    Contact:              James Levin
    Address:              c/o Prime Property
                          Management, Inc.
                          8300 Westchester Pike
                          Upper Darby, PA  19082
    Telephone:            (215) 653-7985
    Fax:                  (610) 853-3506
    Amount of Fee:        8% of collected rents

	27.	Partnership Federal ID Number:  23-2831149

	28.	Operating Deficit Guarantees:   Capped at $575,000
     through third anniversary of Rental Achievement
	    Capped at $250,000 between third and fifth anniversaries of Rental Achievement

No such guaranties after the fifth anniversary of Rental Achievement

29. 	Building Breakdown:

BIN                            # of Units

PA96-01031                        72
through
PA96-33031

33 Total BINS                     72

TOTAL                             72